UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 29, 2021

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Blvd, Suite 300, Atlanta GA  30319

(Address of principal executive offices / Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	HDVY	N/A

Item 5.07	Submission of Matters to a Vote of Security Holders.

Health Discovery Corporation (the “Company”) held its annual meeting of shareholders on June 29, 2021 (“Shareholder Meeting”).  At the Shareholder Meeting, the shareholders representing common shares and preferred shares elected the following directors by the vote shown:

	Votes For	Votes Withheld

George H. McGovern, III	338,020,592	23,232,545

Marty Delmonte	337,976,425	23,276,712

William F. Fromholzer	343,729,642	17,253,495

Colleen M. Hutchinson	337,900,592	23,352,545

Edward Morrison	343,905,475	17,347,662

James Murphy	343,805,475	17,447,662

As a result, the Directors listed above will serve until the election and qualification of their successors or until their earlier resignation.

In addition, the shareholders ratified the appointment by the Board of Directors’ selection of Frazier & Deeter, LLC, as the Company's independent auditors for the fiscal year 2021 by the vote shown:

Votes For:	359,583,762
Votes Against:	3,089,900
Abstaining:	68,914

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with their election to the Company’s Board of Directors at the Shareholder Meeting and in recognition of their continuing contributions to the Company without cash compensation, on June 29, 2021, the Company granted to Mr. William Fromholzer, Ms. Colleen Hutchinson, Mr. Ed Morrison, and Mr. James Murphy each an option to purchase 3,000,000 shares of the Company’s common stock. Additionally, the Company granted to Dr. Hong Zhang an option to purchase 5,000,000 shares of the Company’s common stock and the Company granted to Mr. George McGovern and Mr. Marty Delmonte each an option to purchase 3,000,000 shares of the Company’s common stock. These option grants are consistent with what has been granted to other board members and management of the Company. The options immediately vest, have an exercise price of $0.065 and expire on June 28, 2031. The exercise price is based upon the closing price of the Company’s common stock on the date of the option grant. The fair value of each option granted is $0.0595 and was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rate of 0.37%, an expected life of 5 years, and volatility of 154%. The aggregate computed value of these options will be charged as a non-cash expense during the second quarter of 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: July 6, 2021	By:	/s/ George H. McGovern, III
George H. McGovern, III Chairman & Chief Executive Officer